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                                 EXHIBIT 23.3

           CONSENT OF BREYER & AGUGGIA AS TO ITS FEDERAL TAX OPINION
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                                March 14, 1997



Board of Directors
FirstBank Corp.
920 Main Street
Lewiston, Idaho 83501

    RE:   FirstBank Corp.
          Registration Statement on Form SB-2

To the Board of Directors:

     We hereby consent to the filing of the form of our federal tax opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus included therein under the headings "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Bank" and "LEGAL AND TAX OPINIONS."

                              Sincerely,


                              /s/Breyer & Aguggia
                              BREYER & AGUGGIA

Washington, D.C.